Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS INCREASED REVENUE AND

STRONG OPERATING CASH FLOWS IN 2014

ANGLETON, TX, FEBRUARY 3, 2015 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the quarter and year ending December 31, 2014.

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
	2014	2014	2013
Net sales (in millions)	$710	$731	$757
Net income (in millions)	$24	$17	$67
Net income – non-GAAP (in millions)	$23	$23	$24
Diluted EPS	$0.45	$0.32	$1.24
Diluted EPS – non-GAAP	$0.43	$0.43	$0.43
Operating margin (%)	4.0%	3.0%	8.0%
Operating margin – non-GAAP (%)	4.0%	4.0%	4.1%

	Year Ended
	December 31,
	2014	2013
Net sales (in millions)	$2,797	$2,506
Net income (in millions)	$82	$111
Net income – non-GAAP (in millions)	$89	$69
Diluted EPS	$1.52	$2.03
Diluted EPS – non-GAAP	$1.65	$1.26
Operating margin (%)	3.6%	4.6%
Operating margin – non-GAAP (%)	3.9%	3.5%

“Although our Computing and Telecom demand was weaker than expected in the fourth quarter, it was offset by new program ramps and increased demand in our non-traditional markets. Combining another quarter of solid operational performance with this favorable business mix, we achieved a 4% operating margin,” said CEO Gayla Delly. “For the full year, we enjoyed robust 12% revenue growth, strong operating cash flows of $137 million and improved margins of 3.9%. We believe our current performance, recent bookings and continued diversification of our portfolio position us well to meet our long-term financial goals.”

Fourth Quarter 2014 Highlights

•         Revenue of $710 million was at the low end of our expectations due to softness in the computing and telecom sectors.

•         Cash flows provided by operating activities were $23 million.

•         Cash and cash equivalents balance was $427 million at December 31, 2014.

•         Repurchases of common shares totaled $19 million or 0.8 million shares.

•         New program bookings were $120 million to $160 million.

•         Accounts receivable was $520 million at December 31, 2014; calculated days sales outstanding were 66 days compared to 66 days at September 30, 2014 and 67 days at December 31, 2013.

•         Inventory was $401 million at December 31, 2014; inventory turns were 6.5 times compared to 6.2 at September 30, 2014 and 7.0 at December 31, 2013.

Fourth Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the referenced quarters.

	Dec 31,	Sep 30,	Dec 31,
	2014	2014	2013
Industrial control equipment	32%	30%	26%
Telecommunication equipment	29	32	24
Computers and related products	20	21	32
Medical devices	11	10	10
Testing and instrumentation products	8	7	8
	100%	100%	100%

First Quarter 2015 Outlook

•         Revenue between $615 and $645 million.

•         Diluted earnings per share between $0.30 and $0.34 (excluding restructuring charges and integration costs).

“Our first quarter guidance reflects lingering headwinds in Computing and Telecom; however, we expect growth to resume in these sectors in the second half of the year. For 2015, we anticipate that our non-traditional revenue base of Industrial, Medical, and Test & Instrumentation will continue to strengthen,” said CFO Don Adam.

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central Time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial control equipment (including equipment for the aerospace and defense industry), telecommunication equipment, computers and related products for business enterprises, medical devices, and testing and instrumentation products. Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management uses non-GAAP measures of net income and earnings per share that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. Our non-GAAP information is not necessarily comparable to non-GAAP information used by other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” “goals” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things, the statements “we believe our current performance, recent bookings and continued diversification of our portfolio position us well to meet our long-term financial goals,” “we expect growth to resume” and “we anticipate that our non-traditional revenue base … will continue to strengthen”, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
	2014	2014	2013	2014	2013

Income from operations (GAAP)	$28,653	$21,915	$60,275	$100,144	$116,524
Restructuring charges and integration
and acquisition-related costs	955	2,160	2,025	7,131	9,348
Asset impairment charge and other	(1,547)	-	-	(1,547)	2,606
Thailand flood-related items, net of insurance	-	-	(31,577)	(1,571)	(41,325)
Customer bankruptcy	-	5,029	-	5,029	-
Non-GAAP income from operations	$28,061	$29,104	$30,723	$109,186	$87,153

Net income (GAAP)	$24,011	$17,156	$67,489	$82,442	$111,159
Restructuring charges and integration
and acquisition-related costs, net of tax	740	1,504	1,343	4,886	8,290
Asset impairment charge and other,
net of tax	(1,547)	-	-	(1,547)	2,849
Thailand flood-related items, net of insurance
and tax	-	-	(27,810)	(1,263)	(35,627)
Customer bankruptcy, net of tax	-	4,831	-	4,831	-
Discrete US tax benefit	-	-	(17,500)	-	(17,500)
Non-GAAP net income	$23,204	$23,491	$23,522	$89,349	$69,171

Earnings per share: (GAAP)
Basic	$0.45	$0.32	$1.26	$1.54	$2.05
Diluted	$0.45	$0.32	$1.24	$1.52	$2.03

Earnings per share: (Non-GAAP)
Basic	$0.44	$0.44	$0.44	$1.67	$1.28
Diluted	$0.43	$0.43	$0.43	$1.65	$1.26

Weighted-average number of shares used in calculating earnings per share:
Basic	53,020	53,660	53,773	53,538	54,213
Diluted	53,609	54,265	54,327	54,222	54,779

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Sales	$709,547	$756,843	$2,797,061	$2,506,467
Cost of sales	653,858	697,000	2,577,204	2,319,983
Gross profit	55,689	59,843	219,857	186,484
Selling, general and administrative expenses	27,628	29,120	115,700	99,331
Restructuring charges and integration
and acquisition-related costs	955	2,025	7,131	9,348
Asset impairment charge and other	(1,547)	-	(1,547)	2,606
Thailand flood-related items, net of insurance	-	(31,577)	(1,571)	(41,325)
Income from operations	28,653	60,275	100,144	116,524
Interest expense	(447)	(531)	(1,890)	(1,934)
Interest income	330	691	2,048	1,688
Other income (expense), net	528	(661)	(452)	(101)
Income before income taxes	29,064	59,774	99,850	116,177
Income tax expense (benefit)	5,053	(7,715)	17,408	5,018
Net income	$24,011	$67,489	$82,442	$111,159

Earnings per share:
Basic	$0.45	$1.26	$1.54	$2.05
Diluted	$0.45	$1.24	$1.52	$2.03

Weighted-average number of shares used in calculating earnings per share:
Basic	53,020	53,773	53,538	54,213
Diluted	53,609	54,327	54,222	54,779

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$427,376	$345,555
Accounts receivable, net	520,389	559,763
Inventories, net	401,261	396,699
Other current assets	39,527	40,816
Total current assets	1,388,553	1,342,833
Long-term investments	1,008	9,921
Property, plant and equipment, net	190,180	185,319
Goodwill and other, net	99,148	119,298
Total assets	$1,678,889	$1,657,371

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$676	$582
Accounts payable	289,786	320,953
Accrued liabilities	68,636	76,842
Total current liabilities	359,098	398,377
Capital lease obligations, less current installments	8,845	9,521
Other long-term liabilities	19,906	22,440
Shareholders’ equity	1,291,040	1,227,033
Total liabilities and shareholders’ equity	$1,678,889	$1,657,371